DEVELOPMENTAL AGREEMENT

        This Agreement is made and entered into this 13th day of July, 1998 by and between Top Air Manufacturing, Inc., hereinafter called Top Air, and the City of Cedar Falls, Iowa, hereinafter called City.

        WHEREAS, on or about April 17, 1995, City and Top Airs predecessor, Clay Equipment Corporation, entered into an Industrial Lease and Option for the structure and premises described as Lots 2 and 3, Cedar Falls Industrial Park, Phase VI.

        WHEREAS, in addition, on or about May 27, 1997, City and Top Air entered into a lease for Lot 1, Cedar Falls Industrial Park, Phase IX. Pursuant to the terms of that lease agreement, Top Air currently has an option to construct a new facility on the premises, or an addition to the existing structure located upon Lots 2 & 3, Cedar Falls Industrial Park, Phase VI.

        WHEREAS, Top Air has notified City of its intent to build an addition to the existing structure, therefore, pursuant to the terms of the lease agreement, the parties enter into this Developmental Agreement.

        NOW THEREFORE, in consideration of the foregoing and, mutual covenants hereinafter contained, the parties agree as follows:

         1. City has agreed to grant to Top Air the following described real property:

             Lot No. I in Cedar Falls Industrial Park Phase IX, City of Cedar Falls, Black Hawk County, Iowa

         2. Top Air will construct an addition to the existing structure currently being occupied by Top Air containing a minimum of 27,000 square feet with a minimum value for general real estate tax purposes of $800,000.00 on the above described real estate. Such addition shall include enclosing the 12,000 square foot awning area which currently exists, and a minimum of 15,000 square feet of new construction.

         3. Unless otherwise agreed to by the parties, construction of such facility shall begin by October 1, 1998 and be substantially completed by June 1, 1999. The start of construction shall be defined as the date of issuance of a City building permit.

         4. In the event the structure constructed by Top Air does not have a minimum tax value of $800,000.00, City will donate 1 acre of land from Lot 1, Phase Ix of the Cedar Falls Industrial Park to Top Air for each $200,000.00 of taxable value added through building construction. Value added will be measured in whole increments of $200,000.00 only.

         5. In the event Top-Air does not construct the addition described above, Top Air shall:

             A. Convey clear title to Lot 1, Phase IX of the Cedar Falls Industrial Park back to the City of Cedar Falls by June 15, 1999, or

             B. Pay to the City of Cedar Falls the sum of $30,000.00 per acre for Lot 1, Phase IX of the Cedar Falls Industrial Park, previously conveyed to Top Air by June 15, 1999.

         6.  The  addition  to be  constructed  pursuant  to this  Developmental
Agreement shall be owned by Top Air, and the building to which the addition shall be attached is currently owned by City and leased by Top Air. If at any time prior to the expiration of the Industrial Lease and Option, the building, and the addition, shall be sold, for whatever reason, City shall receive 79.5% of the proceeds of such sale, and Top Air shall received 20.5% of the proceeds. In the event of a sale of the building and addition, City shall have final approval of the terms of the sale, including price.

         7. Prior to the expiration of the Industrial Lease and Option, Top Air shall in no way encumber the subject property or the addition to be constructed thereon.

         8. Top Air or its designee, shall not seek from either Black Hawk County or City a Partial Exemption for Taxation of Industrial Property as provided by Chapter 25, Sections 25-36 through 25-45 in the Cedar Falls Code of Ordinances and Chapter 427 of the Code of Iowa.

         9. City warrants and represents to Top Air that the persons signing this Agreement on behalf of the City have full power and authority to do so. Likewise, Top Air warrants and represents that the persons signing this Agreement on its behalf have power and authority to do so.

         10. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

         11. The parties agree to submit this agreement to the Black Hawk County Assessor for certification pursuant to Section 403.6(l 9) of the Iowa Code.

CITY OF CEDAR FALLS, IOWA                TOP AIR MANUFACTURING, INC.


By:                                      By:
   ----------------------------------       ------------------------------------
   Ed Stachovic, Mayor                      Steven R. Lind, President


By:
   ----------------------------------
   Gary L. Hesse, CMC, City Clerk



STATE OF IOWA              )
                           )       SS:
BLACK HAWK COUNTY          )

         On  this  ______  day of  ________________A.D.  1998,  before  me,  the undersigned, personally appeared Steven R. Lind who is the President of Top Air Manufacturing, Inc. and known to me to be the identical person named herein and who executed the attached instrument and acknowledged that he executed the same as his voluntary act and deed and on behalf of Top Air Manufacturing, Inc.



                                      ------------------------------------------
                                      Notary Public in and for the State of Iowa

STATE OF IOWA              )
                           )       SS.
BLACK HAWK COUNTY          )

         On this ______ day of _____________,  1998, before me _________________
a Notary Public in and for the State of Iowa, personally appeared Ed Stachovic, Mayor and Gary L. Hesse, City Clerk, to me personally known, and who being by me duly sworn, did say that they are the Mayor and City Clerk respectively, of the City of Cedar Falls, Iowa; that the seal affixed to the foregoing instrument is the corporate seal of the corporation, and that the instrument was signed and sealed on behalf of the corporation, by authority of the City Council as contained in Resolution No. _______________, 1998, adopted by the City Council on the ____ day of ________________, 1998, and that Ed Stachovic and Gary L. Hesse acknowledge the execution of the instrument to be their voluntary act and deed and the voluntary act and deed of the corporation, by it voluntarily executed.



                                      ------------------------------------------
                                      Notary Public in and for the State of Iowa


        The undersigned assessor, being legally responsible for the assessment of the above described property upon completion of the improvements to be made on it, certify that the actual value assigned to that land and improvements upon completion shall not be less than $_____________.



                                       -----------------------------------------
                                       Black Hawk County Assessor